SEVERANCE AGREEMENT

     AGREEMENT made as of the _____day of _____________, ______, by and between VICORP Restaurants, Inc., Denver,
Colorado (the "Company") and _______________________  (the
"Employee").

      WHEREAS, the Board of Directors of the Company (the "Board") desires to foster the continuous employment of the Employee and has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Employee to his duties free from distractions which could arise in the event of a threatened Change in Control of the Company;

       NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Employee agree as follows:

     1. Overriding Intent: This Agreement shall confer no rights or obligations upon the Company or the Employee until both of the following occurs, first a Change of Control has in fact occurred, and second after but within two (2) years of the Change of Control the Employee is terminated other than a) for Cause, Death, Disability, or Retirement; or b) the Employee terminates for Good Reason.

     2. Term of Agreement. This Agreement shall commence as of the date first written above and shall continue in effect until December 31, 1999, provided, however, in the event a Change in Control shall occur prior to the date of the termination of this Agreement the Company's obligations hereunder shall not terminate prior to the expiration of the two (2) years after a Change in Control shall have occurred. Any termination of this Agreement shall not affect any obligation of the Company which remains as of such termination.

     3.  Termination Benefits.

     A. If, within two (2) years following a Change in Control which occurs during the term of this Agreement, a Notice of Termination as hereinafter defined shall be tendered, the Employee shall be entitled to the following compensation and benefits (in addition to any compensation and benefits provided for under any of the Company's employee benefit plans, policies, and practices):

     (1) If the Employee's employment with the Company shall be terminated
   a) by reason of the Employee's Disability or Retirement, b) by reason of the Employee's death, or c) by the Employee other than for Good Reason, the Company shall pay the Employee his full base salary through the Date of Termination, plus any bonuses or incentive compensation which pursuant to the terms of any compensation or benefit plan have been earned or have become payable as of the Date of Termination, but which have not yet been paid.

     (2) If the Employee's employment with the Company shall be terminated for Cause, the Company shall pay the Employee his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Employee under this Agreement.

     (3) If the Employee's employment with the Company shall be terminated,
   a) by the Company other than for Cause, Death, Disability or Retirement, or
   b) by the Employee for Good Reason within one (1) year of the Change of
   Control:
               (a) the Company shall, within the earlier of five (5) days after the Date of Termination or the time prescribed by the applicable wage and hour laws, pay the Employee his full base salary through the Date of Termination at the greater of the rate in effect at the time the Change in Control occurs or when the Notice of Termination is given, plus any bonuses or incentive compensation which pursuant to the terms of any compensation or benefit plan have been earned or have become payable as of the Date of Termination, but which have not yet been paid; and

               (b) the Company shall, within the earlier of five (5) days after the Date of Termination or the time prescribed by the applicable wage and hour laws, pay the Employee a lump sum cash payment equal to one and one half (1.5) times the sum of (x) the Employee's annual base salary at the greater of the rate in effect at the time of the Change in Control or the date the Notice of Termination is given, and (y) the amount equal to the bonus compensation to which the Employee was entitled during the most recent full fiscal year which the Employee earned bonus compensation; and

               (c) the Company shall continue to provide for the Employee and his dependents, for eighteen (18) months following his Date of Termination, medical, hospitalization, and dental benefits comparable to those provided by the Company to the Employee and his dependents immediately prior to the Change in Control, provided that any coverage provided pursuant to this subsection (c) shall terminate or be reduced to the extent that the Employee obtains medical, hospitalization, or dental benefits coverage from any other employer during such eighteen (18) month period. The benefits provided under this subsection (c) shall not be less favorable to the Employee in terms of coverages, deductibles and the cost to him, if any, than such benefits as of the date of the Change in Control; and

               (d) all stock options granted to the Employee shall immediately be exercisable in full.

      (4) If the Employee's employment with the Company shall be terminated,
   a) by the Company other than for Cause, Death, Disability, or Retirement, or
   b) by the Employee for Good Reason after one (1) year of the Change of Control and before two (2) years of the Change of Control:

                (a) the Company shall, within the earlier of five (5) days after the Date of Termination or the time prescribed by the applicable wage and hour laws, pay the Employee his full base salary through the Date of Termination at the greater of the rate in effect at the time the Change in Control occurs or when the Notice of Termination is given, plus any bonuses or incentive compensation which pursuant to the terms of any compensation or benefit plan have been earned or have become payable as of the Date of Termination, but which have not yet been paid; and

               (b) the Company shall pay, within the earlier of five (5) days after the Date of Termination or the time prescribed by the applicable wage and hour laws, pay the Employee a lump sum cash payment equal to the sum of
     (x) the Employee's annual base salary at the greater of the rate in effect at the time of the Change in Control or the date the Notice of Termination is given and (y) the amount equal to the bonus compensation to which the Employee was entitled during the most recent full fiscal year which the Employee earned bonus compensation; and

               (c) the Company shall continue to provide for the Employee and his dependents, for a period of eighteen (18) months following his Date of Termination, medical, hospitalization, and dental benefits comparable to those provided by the Company to the Employee and his dependents immediately prior to the Change in Control, provided that any coverage provided pursuant to this subsection (c) shall terminate or be reduced to the extent that the Employee obtains medical, hospitalization, or dental benefits coverage from any other employer during such eighteen (18) month period. The benefits provided under this subsection (c) shall not be less favorable to the Employee in terms of coverage, deductibles and the cost to him, if any, than such benefits as of the date of the Change in Control; and

               (d) all stock options granted to the Employee shall immediately be exercisable in full.

     B. The severance pay and benefits provided for in subsection 3A(3) and (4) shall be in lieu of any other severance pay and benefits to which the Employee may be entitled under any Company severance plan, program, or arrangement.

     C. The Employee shall not be required to mitigate the amount of any payment provided for in subsection 3A(3) or (4) by seeking other employment or otherwise, nor shall the amount of any payment provided for in subsection 3A(3)(a), 3A(4)(a), or 3A(3)(b), 3A(4)(b) be reduced by any compensation earned by the Employee as the result of employment by another employer after the termination, or otherwise.

     D.  For purposes of this Agreement,

    (1) a "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") as of the date of this Agreement; provided that, without limitation a "Change in Control" shall be deemed to occur a) when any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an employee benefit plan established or maintained by the Company or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; b) upon the first purchase of the Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company or an employee benefit plan established or maintained by the Company or any of their respective affiliates); c) upon the approval by the Company's stockholders of (i) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then outstanding shares of common stock), (ii) a sale or disposition of all or substantially all of the Company's assets or (iii) a plan of liquidation or dissolution of the Company or, (iv) if individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (each a "Continuing Director") cease for any reason to constitute at least two-thirds thereof, provided however, that any individual whose election or for nomination for election by the Company's stockholders as a director of the Company was approved by a vote of at least two-thirds of the Continuing Director shall be considered a Continuing Director for the purpose of this
   Section 2D(1)(iv).

     (2) "Disability" shall mean a physical or mental illness which impairs the Employee's ability to substantially perform his duties as an Employee and as a result of which the Employee becomes eligible for disability benefits under the Company's long-term disability plan (or, if the Company has no such plan in effect, which impairs the Employee's ability to substantially perform his duties and/or this Agreement for a period of one hundred eighty (180) consecutive days).

     (3) "Retirement" shall mean the voluntary termination of the Employee's employment after having attained age sixty-five (65) or such other age as shall have been fixed in any retirement arrangement established by the Company with the Employee's consent.

     (4) A termination for "Cause" is a termination by reason of the Board's good faith determination that the Employee: a) willfully and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Employee's Disability) after a written demand for substantial performance has been delivered to the Employee by the Board or the Chief Executive Officer, which demand specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Employee has not substantially performed his duties and gives the Employee a reasonable opportunity to cure the deficiencies in the Employee's performance as identified in the demand, or b) has willfully engaged in conduct which is demonstrably and materially injurious to the Company,
   monetarily or otherwise.   No act, or failure to act, on the Employee's
   part shall be considered "willful" unless he has acted or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the Continuing Directors of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in the first sentence of this subsection 3D(4) and specifying the particulars thereof in detail.

     (5) "Good Reason" shall mean the occurrence after a Change in Control of any of the following events without the Employee's express written consent:

                (a) any change in the Employee's title, authorities, responsibilities (including reporting responsibilities) which, in the Employee's reasonable judgment, represents a demotion from his status, title, position, or responsibilities (including reporting responsibilities) as in effect immediately prior to the Change in Control; the assignment to him of any duties or work responsibilities which, in his reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Employee from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for Death, Disability, Retirement or Cause or by the Employee other than for Good Reason;

                (b) a reduction by the Company in the Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                (c) the relocation of the Company's offices to a location more than fifty (50) miles from the location at which the Employee performed his duties prior to the Change in Control and the Company's requiring the Employee to be based at such new location;

               (d) the adverse and substantial alteration of the nature and quality of the office space within which the Employee performed his duties prior to a Change in Control, including the size and location thereof, as well as in the secretarial and administrative support provided to the Employee;

               (e) the failure by the Company to continue in effect any incentive, bonus, or other compensation plan in which the Employee participates, including but not limited to the Company's stock option and annual incentive plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Employee's participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein or reward opportunities thereunder;

               (f) the failure by the Company to continue in effect any employee benefit plan (including any medical, hospitalization, life insurance, dental, or disability benefit plan) in which the Employee participated, or any material fringe benefit or perquisite, including vacation, enjoyed by the Employee at the time of the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or benefit, or the failure by the Company to continue the Employee's participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein or reward opportunities thereunder;

                 (g) any material breach by the Company of any provision of this Agreement;

                (h) the failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 7 hereof; or

                (i) any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4 below (and, if applicable, subsection 3D(4) above); and for purposes of this Agreement, no such purported termination shall be effective.

The Employee's right to terminate his employment for Good Reason shall not be affected by his incapacity due to a Disability.

     4. Notice of Termination. Any purported termination by the Company or by the Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 4 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

      5.   Date of Termination.  "Date of Termination" shall mean:

      A.  If the Employee's employment is terminated for Disability thirty
(30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period); and

      B. If the Employee's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days, and in the case of a termination for Good Reason shall not be more than sixty (60) days, from the date such Notice of Termination is given); provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by the final decision of the arbitrator pursuant to
Section 10 hereof. Notwithstanding the pendency of any such dispute, the Company will continue to pay the Employee his full base salary and will continue the Employee as a participant in all compensation, incentive, bonus, pension, profit sharing, medical, hospitalization, dental, life insurance, and disability benefit plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section.

     6. Limitation. Notwithstanding any other provision contained in this Agreement, if the aggregate present value of all payments made or payable to the Employee, whether pursuant to this Agreement or otherwise, which constitute "parachute payments" (within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code of 1986 (the "Code")) equals or exceeds three
(3) times the Employee's "base amount" (within the meaning of Section 280G of the Code), then the amounts otherwise payable pursuant to this Agreement shall be reduced, but not below zero, so that the aggregate present value of the Employee's "parachute payments" does not equal or exceed three (3) times the Employee's "base amount." If the application of the preceding sentence should require a reduction in benefits under this Agreement, such reduction shall be implemented first, by reducing any non-cash benefits to the extent necessary and, second, by reducing any cash benefits to the extent necessary. In each case, the reductions shall be made starting with the latest payment or benefit. All determinations as to what amounts paid or payable to the Employee constitute "parachute payments" and the present value thereof shall be made in accordance with Section 280G of the Code and any rulings and regulations promulgated thereunder and shall be made within thirty (30) days after the Date of Termination by the Company's independent auditors.

     7.  Successors; Binding Agreement.

     A. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     B. This Agreement will inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee or if there is no such devisee, legatee, or designee, to the Employee's estate.

     8. Fees and Expenses. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of: a) the termination of Employee's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment whether or not such contest or dispute is resolved in the Employee's favor), or b) the Employee seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Employee is or may be entitled to receive benefits.

     9. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to:

     Employee at:


     Company at:            Board of Directors
                            400 West 48th Avenue
                            Denver, Colorado 80216

     with a copy to:        The Secretary of the Company
                            400 West 48th Avenue
                            Denver, Colorado 80216

or to such other address as either party may have furnished to the other in writing in accordance herewith. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

     10. Formal Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by final and binding arbitration pursuant to the Commercial Arbitration Rules ("Rules") of the American Arbitration Association ("AAA"). The arbitration shall be conducted in Denver, Colorado, with a single arbitrator selected by both parties in accordance with the AAA Rules. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The completion of binding arbitration shall be a condition precedent to the commencement of any civil action in any court of competent jurisdiction to enter the final decision of the arbitrator.

     11. Miscellaneous. This Agreement is not a contract of employment and, except as provided at Section 4, shall not affect the right of either the Employee or the Company to terminate the employment of the Employee with the Company at any time. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Colorado without giving effect to the conflicts of the laws principles thereof.

     13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has executed this Agreement as of the day and year first above written.

                                         VICORP RESTAURANTS, INC.


ATTEST:
                                         By:____________________________________

                                         Title:_________________________________

____________________________________
Secretary



                                         EMPLOYEE:



                                         _____________________________________
                                         *

WITNESS:


____________________________________




This is Page 9 of an 9-page Severance Agreement between VICORP
Restaurants, Inc., and * dated ___________________.